Corporate Affairs One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1

FOR IMMEDIATE RELEASE	February 19, 2010

PG&E CORPORATION REPORTS 2009 RESULTS; REAFFIRMS 2010, 2011 GUIDANCE

•	Net income after dividends on preferred stock reported under GAAP for 2009 was $3.20 per share. Net income for the fourth quarter was $0.71 per share.

•	On a non-GAAP basis, earnings from operations for 2009 were $3.21 per share, and for the fourth quarter were $0.80 per share.

•	Guidance for earnings from operations is reaffirmed for 2010 and 2011.

•	PG&E Corporation is raising its quarterly common stock dividend from $0.42 per share to $0.455 per share.

(San Francisco) – PG&E Corporation’s (NYSE:PCG) consolidated net income after dividends on preferred stock (also called “income available for common shareholders”) for 2009 was $1.22 billion, or $3.20 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with 2008 results of $1.34 billion, or $3.63 per share, which included the one-time benefits of a settlement of federal tax audits for years 2001-2004 which totaled $257 million, or $0.68 per share.

On a non-GAAP basis, PG&E Corporation’s earnings from operations were $3.21 per share for 2009, compared with $2.95 per share in 2008 (which excludes the benefits of the tax settlement). Earnings from operations for 2009 exclude the impact of several one-time items -- tax refunds for years 1998-1999, the recovery of previously incurred costs related to the Utility’s hydroelectric generation assets, costs to perform accelerated work on the natural gas system, and certain employee severance costs. The net impact of these items for 2009 was ($0.01) per share.

For the fourth quarter of 2009, PG&E Corporation’s consolidated net income was $273 million, or $0.71 cents per share, compared with $517 million, or $1.37 per share, in the same quarter of 2008 when the benefits of the tax settlement were recognized. On a non-GAAP earnings from operations basis, PG&E Corporation’s results in the fourth quarter of 2009 were $0.80 per share, compared with $0.70 per share in the fourth quarter of 2008.

The majority of the higher year-over-year earnings from operations results from additional revenues generated by new capital investments in the Utility’s infrastructure. The Utility’s capital expenditures totaled $3.9 billion for the year, increasing the asset base on which the Utility is allowed to earn its authorized return. In addition to higher revenues from new capital investments, fourth quarter earnings from operations reflect a number of smaller, positive items for recovery of previously incurred costs and improved operational performance.

“We posted solid earnings for 2009, reflecting an ongoing commitment to invest in our systems and our people for the benefit of PG&E’s customers, communities and shareholders,” said Peter A. Darbee, Chairman, CEO and President of PG&E Corporation. “We will continue these initiatives in 2010 with the goal of always delivering better, faster more cost-effective service and showing leadership on the environment, including efforts to address climate change.”

 Earnings Guidance

PG&E Corporation reaffirms its previous guidance for 2010 earnings from operations in the range of $3.35-$3.50 per share and $3.65-$3.85 per share for 2011.

Guidance is based on various assumptions, including that the Utility maintains a ratemaking capital structure of 52 percent equity and an authorized return on equity of 11.35 percent, while growing its asset base, earning incentive revenues for energy efficiency achievements, and realizing operational efficiencies in amounts consistent with low and high case earnings ranges.

Guidance for 2010 earnings from operations excludes forecasted costs to support a state-wide ballot initiative requiring local governments to gain voter support before using taxpayer money to establish electric service. This one-time item reflects activities outside of PG&E’s regular utility operations and is expected to impact total GAAP earnings between $0.06 and $0.09 per share for the year. Guidance for 2010 earnings from operations does not exclude normal ongoing costs related to competitive issues.

PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance based on consolidated net income in accordance with GAAP).

Common Stock and Preferred Stock Dividends

PG&E Corporation is raising its quarterly common stock dividend to $0.455 per share from $0.42 cents per share, beginning with the first quarter 2010 payment.  The dividend is payable on April 15, 2010, to shareholders of record on March 31, 2010.  This increases the annual dividend rate to $1.82 from the previous $1.68 level.

In addition, the Utility declared dividends on all outstanding series of its preferred stock for the three months ending April 30, 2010, payable on May 15, 2010, to shareholders of record on April 30, 2010.

In order to be considered a shareholder of record for the common and preferred dividend payments, you must have purchased the stock at least three trading days before the applicable record date.

The Utility will pay dividends on its eight series of preferred stock as follows:

First Preferred Stock, $25 Par Value	Quarterly Dividend to be Paid Per Share

Redeemable
5.00%	$0.31250
5.00% Series A	$0.31250
4.80%	$0.30000
4.50%	$0.28125
4.36%	$0.27250
Non-Redeemable
6.00%	$0.37500
5.50%	$0.34375
5.00%	$0.31250

Supplemental Financial Information:

•
In addition to the financial information accompanying this release, an expanded package of supplemental financial material will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

March 1 Analyst Conference

•
PG&E Corporation senior management will provide an overview of the business and discuss the company’s strategic focus, capital spending needs and financial outlook at its upcoming Investor Conference with members of the financial community on Monday, March 1, 2010, in New York City. The information to be provided at the conference underlies the 2010 and 2011 guidance that is reaffirmed today.  The public may listen to the event via simultaneous webcast beginning at 2:00 p.m. EST at (www.pgecorp.com/investors/investor info/conference/index.shtml). Because the meeting so closely follows today’s earnings announcement, PG&E Corporation will not hold its regular quarterly conference call.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2010 and 2011 earnings per share from operations that are based on current expectations and various assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•  the Utility’s ability to manage capital expenditures and its operating and maintenance expenses within authorized levels

•  the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

•  the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets, including the ability of the Utility and its counterparties to post or return collateral;

•  explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, and similar events that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

•  the impact of storms, earthquakes, floods, drought, wildfires, disease and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand, or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

•  the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•  changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology that include the development of alternative technologies that enable customers to increase their reliance on self-generation, or other reasons;

•  the occurrence of unplanned outages at the Utility’s two nuclear generating units at  Diablo Canyon, the availability of nuclear fuel, the outcome of the Utility’s application to renew the operating licenses for Diablo Canyon, and potential changes in laws or regulations with respect to the storage of spent nuclear fuel, security, safety or other matters associated with the operations at Diablo Canyon;

•  whether the Utility can maintain the cost savings it has recognized from operating efficiencies it has achieved and identify and successfully implement additional sustainable cost-saving measures;

•  whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms;

•  the impact of federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•  whether the new wholesale electricity markets in California  will continue to function effectively and whether the Utility can successfully implement “dynamic pricing” for its electricity customers;

•  how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•  the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•  the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•  the impact of environmental laws and regulations and the costs of compliance and remediation;

•  the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•  the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

•  other factors and risks discussed in PG&E Corporation’s and the Utility’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	Year ended December 31,
	2009	2008	2007
Operating Revenues
Electric	$10,257	$10,738	$9,480
Natural gas	3,142	3,890	3,757
Total operating revenues	13,399	14,628	13,237
Operating Expenses
Cost of electricity	3,711	4,425	3,437
Cost of natural gas	1,291	2,090	2,035
Operating and maintenance	4,346	4,201	3,881
Depreciation, amortization, and decommissioning	1,752	1,651	1,770
Total operating expenses	11,100	12,367	11,123
Operating Income	2,299	2,261	2,114
Interest income	33	94	164
Interest expense	(705)	(728)	(762)
Other income (expense), net	67	(4)	43
Income Before Income Taxes	1,694	1,623	1,559
Income tax provision	460	425	539
Income From Continuing Operations	1,234	1,198	1,020
Discontinued Operations
NEGT income tax benefit	-	154	-
Net Income	1,234	1,352	1,020
Preferred stock dividend requirement of subsidiary	14	14	14
Income Available for Common Shareholders	$1,220	$1,338	$1,006

Weighted Average Common Shares Outstanding, Basic	368	357	351
Weighted Average Common Shares Outstanding, Diluted	386	358	353
Earnings Per Common Share from Continuing Operations, Basic	$3.25	$3.23	$2.79
Net Earnings Per Common Share, Basic	$3.25	$3.64	$2.79
Earnings Per Common Share from Continuing Operations, Diluted	$3.20	$3.22	$2.78
Net Earnings Per Common Share, Diluted	$3.20	$3.63	$2.78
Dividends Declared Per Common Share	$1.68	$1.56	$1.44

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Fourth Quarter and Year-to-Date, 2009 vs. 2008
(in millions, except per share amounts)

	Three months ended December 31,				Twelve months ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)

	2009	2008	2009	2008	2009	2008	2009	2008

PG&E Corporation Earnings from Operations (1)	$304	$260	$0.80	$0.70	$1,223	$1,081	$3.21	$2.95
Items Impacting Comparability: (2)
Tax benefit (3)	-	-	-	-	66	-	0.18	-
Recovery of hydro divestiture costs (4)	-	-	-	-	28	-	0.07	-
Accelerated work on gas system (5)	(27)	-	(0.08)	-	(59)	-	(0.16)	-
Severance costs (6)	(4)	-	(0.01)	-	(38)	-	(0.10)	-
Tax settlement (7)	-	257	-	0.67	-	257	-	0.68
PG&E Corporation Earnings on a GAAP basis	$273	$517	$0.71	$1.37	$1,220	$1,338	$3.20	$3.63

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.	For the twelve months ended December 31, 2009, PG&E Corporation recognized $66 million, after-tax, for the interest and state tax benefit associated with a federal tax refund, for 1998 and 1999.

4.
For the twelve months ended December 31, 2009, PG&E Corporation recognized $28 million, after-tax, following the California Public Utilities Commission’s (“CPUC”) decision authorizing PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”), to recover costs previously incurred in connection with its hydroelectric generation facilities.

5.
For the three and twelve months ended December 31, 2009, PG&E Corporation incurred $27 million and $59 million, after-tax, respectively, of costs the Utility incurred to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

6.
For the three and twelve months ended December 31, 2009, PG&E Corporation accrued $4 million and $38 million, after-tax, respectively, of severance costs related to the elimination of approximately 2% percent of the Utility’s workforce.

7.
For the three and twelve months ended December 31, 2008, PG&E Corporation recognized $257 million of net income resulting from a settlement of tax audits for tax years 2001 through 2004.  Of this amount, $154 million was related to PG&E Corporation’s former subsidiary, National Energy & Gas Transmission, Inc., and was recorded as income from discontinued operations.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Fourth Quarter and Year-to-Date, 2009 vs. 2008
(in millions)

	Three months ended December 31,		Twelve months ended December 31,

	Earnings		Earnings
	2009	2008	2009	2008

Pacific Gas and Electric Company Earnings from Operations (1)	$294	$265	$1,239	$1,125
Items Impacting Comparability: (2)
Tax benefit (3)	-	-	66	-
Recovery of hydro divestiture costs (4)	-		28	-
Accelerated work on gas system (5)	(27)	-	(59)	-
Severance costs (6)	(4)	-	(38)	-
Tax settlement (7)	-	60	-	60
Pacific Gas and Electric Company Earnings on a GAAP basis	$263	$325	$1,236	$1,185

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.

3.	For the twelve months ended December 31, 2009, the Utility recognized $66 million, after-tax, for the interest and state tax benefit associated with a federal tax refund, for 1998 and 1999.

4.
For the twelve months ended December 31, 2009, the Utility recognized $28 million, after-tax, following the CPUC’s decision authorizing the Utility to recover costs previously incurred in connection with its hydroelectric generation facilities.

5.
For the three and twelve months ended December 31, 2009, the Utility incurred $27 million and $59 million, after-tax, respectively, of costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

6.
For the three and twelve months ended December 31, 2009, the Utility accrued $4 million and $38 million, after-tax, respectively, of severance costs related to the elimination of approximately 2% percent of the Utility’s workforce.

7.
For the three and twelve months ended December 31, 2008, the Utility recognized net income of $60 million, a portion of the $257 million in net income recognized by PG&E Corporation resulting from a settlement of tax audits for tax years 2001 through 2004.

Key Drivers of PG&E Corporation Earnings per Common Share from Operations
Fourth Quarter and Year-to-Date, 2009 vs. 2008
($/Share, Diluted)

Q4 2008 EPS from Operations (1)	$0.70
Increase in rate base revenues	0.05
Recovery of wholesale electric market design costs	0.02
Lower long-term disability claims rate	0.02
Expenses for statewide and local initiatives (2)	0.01
Uncollectibles expense, net	0.01
Recovery of 2008 wildfire expenses	0.01
Gas transmission revenues	0.01
Miscellaneous items	0.04

Energy efficiency incentive revenues	(0.01)
Increase in shares outstanding	(0.02)
Nuclear refueling outage (3)	(0.04)
Q4 2009 EPS from Operations (1)	$0.80

2008 YTD EPS from Operations (1)	$2.95
Increase in rate base revenues	0.24
Storm and outage expenses (2)	0.07
Expenses for statewide and local initiatives (2)	0.04
Recovery of wholesale electric market design costs	0.02
Lower long-term disability claims rate	0.01
Recovery of 2008 wildfire expenses	0.01
Gas transmission revenues	0.01

Environmental remediation	(0.01)
Energy efficiency incentive revenues	(0.01)
Increase in shares outstanding	(0.10)
Miscellaneous items	(0.02)
2009 YTD EPS from Operations (1)	$3.21

1.	See Table 2 for a reconciliation of EPS from operations to EPS on a GAAP basis.
2.	Costs incurred in 2008 with no similar costs in 2009.
3.	Dual refueling outage year with extra revenues collected each quarter to offset the expense of the second refueling.

PG&E Corporation EPS Guidance

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50
Estimated Items Impacting Comparability	-	-
Taxpayer Right to Vote (1)	(0.09)	(0.06)
Estimated EPS on a GAAP Basis	$3.26	$3.44

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.85
Estimated Items Impacting Comparability	-	-
Estimated EPS on a GAAP Basis	$3.65	$3.85

1.	Expenses related to the California Taxpayers’ Right to Vote Act.

Management’s guidance for PG&E Corporation’s 2010 and 2011 EPS from operations constitute forward-looking statements that are based on current expectations and various assumptions which management believes are reasonable. These statements and assumptions are necessarily subject to various risk and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. For a discussion of the factors that could cause actual results to differ materially see the factors listed in the attached press release and the discussion of risk factors in PG&E Corporation and Pacific Gas and Electric Company’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.